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                                                                    EXHIBIT 3.1

                        CERTIFICATE OF OWNERSHIP AND MERGER

                                      MERGING

                                   VALENTIS, INC.
                               a Delaware corporation

                                        INTO

                                   MEGABIOS CORP.
                               a Delaware corporation


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                           Pursuant to Section 253 of the
                  General Corporation Law of the State of Delware

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     Megabios Corp., a corporation organized and existing under the General
Corporation Law of the State of Delaware,


     DOES HEREBY CERTIFY:


     FIRST:    That this corporation owns all of the outstanding shares of
Valentis, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware.

     SECOND:   That this corporation, by the following resolutions of its Board of Directors, duly adopted by Unanimous Written Consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware on the 23rd day of April, 1999, determined to merge Valentis, Inc. into itself on the terms and conditions set forth in such resolutions:

               RESOLVED, that Valentis, Inc. be merged with and into the Corporation and that the Corporation be the surviving corporation in such merger;

               FURTHER RESOLVED, that the merger shall become effective upon the date and time of the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware;


                                          4.
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               FURTHER RESOLVED, that upon the effectiveness of the
          merger, the Corporation shall assume all of the liabilities and obligations of Valentis, Inc.; and

               FURTHER RESOLVED, that upon the effectiveness of the merger, the name of the Corporation shall be changed to "Valentis, Inc." and Article I of the Amended and Restated Certificate of Incorporation of the Corporation shall be amended to read as follows:

                                        "I.
              The name of the Corporation is Valentis, Inc."





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                                          5.
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     IN WITNESS WHEREOF, this Certificate of Ownership and Merger is hereby executed on behalf of the surviving Corporation, Megabios Corp., and attested to by its officers thereunto duly authorized.


Dated as of April 29, 1999

                                   MEGABIOS CORP.



                                   By:  /s/ Benjamin F. McGraw, III
                                       ------------------------------------
                                        Benjamin F. McGraw, III
                                        President and Chief
                                        Executive Officer


ATTEST:



By:    /s/ Patrick A. Pohlen
    ------------------------------------
      Patrick A. Pohlen
      Secretary


                                          6.